                                                             Exhibit No. EX-99.i

                       Stradley Ronon Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103
                            Telephone: (215) 564-8000
                            Facsimile: (215) 564-8120

                               January 26, 2007

Board of Trustees
Delaware Group Foundation Funds
2005 Market Street
Philadelphia, PA 19103

     Re:  Post-Effective  Amendment No. 23 to the Registration Statement on Form
          N-1A  relating  to  Delaware  Group   Foundation   Funds'   Aggressive
          Allocation  Portfolio,  Moderate Allocation Portfolio and Conservative
          Allocation Portfolio (collectively, the "Portfolios")
          Registration Nos. 333-38801/811-08457

Ladies and Gentlemen:

     We have acted as counsel to the Delaware Group Foundation Funds, a Delaware statutory  trust (the "Trust"),  in connection  with the  preparation and filing with the U.S. Securities and Exchange Commission of Post-Effective Amendment No.
23 (the  "Amendment") to the Trust's  Registration  Statement on Form N-1A under the Securities Act of 1933, as amended,  and the Investment  Company Act of 1940
Act, as amended.

     We have reviewed the Trust's  Agreement and  Declaration of Trust,  By-laws and  resolutions  adopted by the Trust's  Board of Trustees and such other legal and  factual  matters as we have  deemed  appropriate.

     This opinion is based  exclusively on the Delaware  Statutory Trust Act and does not extend to the securities or "blue sky" laws of the State of Delaware or other States.

     We have assumed the following for purposes of this opinion:

     1. The  shares of the  Portfolios  will be issued  in  accordance  with the
Trust's  Agreement and  Declaration  of Trust,  By-laws and  resolutions  of the
Trust's Board of Trustees  relating to the creation,  authorization and issuance of shares.

     2. The  Portfolios'  shares  will be issued  against  payment  therefor  as described in the Trust's  Prospectuses  relating thereto,  and that such payment will  have  been  at  least  equal  to the  applicable  offering  price  and the applicable par value.

     On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms provided in the Amendment,  the shares to be issued  pursuant to the Amendment will be validly issued, fully paid and non-assessable.

     We hereby  consent to the filing of this opinion  with the U.S.  Securities and Exchange Commission as an exhibit to the Amendment.

                                          Very truly yours,

                                          Stradley Ronon Stevens & Young, LLP

                                          By:      /s/ Michael D. Mabry
                                                   Michael D. Mabry, a Partner